Exhibit 99.1

PRESS RELEASE

Boingo Exceeds Second Quarter Revenue and Adjusted EBITDA Guidance; Raises Full Year Revenue Guidance

–    Second quarter revenue growth of 21%; Raises full year revenue guidance to $136 to $141 million

–    Signed over 30 DAS carrier contracts through the first six months of 2015

–    High-speed Wi-Fi now covers over 160,000 beds at U.S. military bases

LOS ANGELES – August 6, 2015 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights

•                 Revenue of $34.3 million increased 20.7% compared to $28.4 million in the second quarter of 2014.

•                 Net loss attributable to common stockholders was $5.9 million, or $0.16 per diluted share, compared to a net loss of $3.7 million, or $0.10 per diluted share, in the second quarter of 2014.

•                 Adjusted EBITDA of $7.0 million increased 17.8% compared to $6.0 million in the second quarter of 2014. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                 Signed 16 DAS carrier contracts during the second quarter, bringing the year-to-date total as of June 30, 2015 to over 30 contracts and representing the largest year for DAS carrier sales in the Company’s history.

•                 High-speed Wi-Fi and IPTV now covering over 160,000 beds on U.S. military bases.

•                 Recently announced a global Wi-Fi roaming agreement with Deutsche Telekom AG to extend Boingo’s global Wi-Fi network to Deutsche Telekom’s business customers in more than 50 countries.

Key Business Metrics

•                 Connects of 25.8 million, an increase of 27.2% compared to 20.3 million in the second quarter of 2014.

•                 Retail subscribers of 225,000, a decrease of 24.0% compared to 296,000 in the second quarter of 2014.

•                 Military subscribers of 40,000 compared to 4,000 in the second quarter of 2014.

•                 DAS nodes of 9,500, an increase of 25.0% compared to 7,600 in the second quarter of 2014.

Management Commentary

“I’m pleased to announce that Boingo’s strong momentum continued into the second quarter, making it a record breaking quarter in a number of ways,” said David Hagan, Chief Executive Officer of Boingo Wireless. “For the second sequential quarter, we exceeded the high end of our guidance for revenue and adjusted EBITDA, providing us with incremental flexibility to re-invest in our growth initiatives and enabling us to raise our full year revenue guidance. Our performance was once again led by military, DAS and wholesale Wi-Fi.”

Mr. Hagan continued, “DAS, coming off a record first quarter, was even stronger in the second quarter. Through the first six months of 2015, we signed more than 30 long-term DAS contracts with the big four Tier One carriers, making this our biggest year ever for DAS contracts. Wholesale Wi-Fi, led by carrier offload, had a record breaking quarter as well with offload traffic growing week over week as millions of customers move through our Passpoint-enabled airports and are seamlessly connected to Wi-Fi as easily and as safely as cellular.  Our military build-out also progressed as we crossed over 160,000 beds on U.S. Army, Air Force and Marine Corps bases by the end of the second quarter.”

Mr. Hagan concluded, “The significant investments we’ve been making in DAS, military and network upgrades are paying off and will continue to be key drivers of future growth. The momentum we’re experiencing echoes the strength that we are seeing in the overall wireless infrastructure market, particularly around network densification, Wi-Fi proliferation and network traffic growth. Boingo remains very well-positioned to capitalize on these trends.”

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2015 and is raising its revenue guidance for the full year ending December 31, 2015, as follows:

Third Quarter 2015

•                 Revenue is expected to be in the range of $34.5 million to $36.5 million.

•                 Adjusted EBITDA is expected to be in the range of $7.0 million to $8.5 million.

•                 Net loss attributable to common stockholders is expected to be in the range of $7.0 million to $5.5 million, or a net loss of $0.20 to $0.15 per diluted share.

Full Year 2015

•                 Revenue is now expected to be in the range of $136.0 million to $141.0 million.

•                 Adjusted EBITDA is expected to be in the range of $27.0 million to $30.0 million.

•                 Net loss attributable to common stockholders is expected to be in the range of $28.0 million to $25.0 million, or a net loss of $0.77 to $0.69 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2015 financial results beginning at 4:30 pm ET (1:30 pm PT), today, August 6, 2015. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13614400 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance. The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other (income) expense, net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually – in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015 and Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 11, 2015, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$34,277	$28,396	$63,669	$54,848
Costs and operating expenses:
Network access	16,011	13,247	29,634	26,172
Network operations	7,902	5,793	15,941	11,617
Development and technology	4,786	3,169	8,977	6,840
Selling and marketing	4,781	3,966	9,197	7,851
General and administrative	5,689	4,645	11,522	9,040
Amortization of intangible assets	873	928	1,766	1,853
Total costs and operating expenses	40,042	31,748	77,037	63,373
Loss from operations	(5,765)	(3,352)	(13,368)	(8,525)
Interest and other income (expense), net	19	(18)	(1)	1
Loss before income taxes	(5,746)	(3,370)	(13,369)	(8,524)
Income tax expense	82	155	286	303
Net loss	(5,828)	(3,525)	(13,655)	(8,827)
Net income attributable to non-controlling interests	109	209	164	355
Net loss attributable to common stockholders	$(5,937)	$(3,734)	$(13,819)	$(9,182)

Net loss per share attributable to common stockholders:
Basic	$(0.16)	$(0.10)	$(0.38)	$(0.26)
Diluted	$(0.16)	$(0.10)	$(0.38)	$(0.26)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	36,724	35,621	36,558	35,486
Diluted	36,724	35,621	36,558	35,486

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$20,518	$8,849
Marketable securities	—	1,614
Accounts receivable, net	40,465	27,917
Prepaid expenses and other current assets	3,749	3,916
Deferred tax assets	787	787
Total current assets	65,519	43,083
Property and equipment, net	152,006	111,772
Goodwill	42,403	42,403
Intangible assets, net	17,872	19,676
Other assets	3,811	2,468
Total assets	$281,611	$219,402

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,467	$4,004
Accrued expenses and other liabilities	36,836	26,109
Deferred revenue	35,365	25,488
Current portion of long-term debt	10,875	875
Current portion of capital leases	1,312	309
Total current liabilities	99,855	56,785
Deferred revenue, net of current portion	52,785	27,267
Long-term debt	2,188	2,625
Long-term portion of capital leases	2,325	381
Deferred tax liabilities	3,639	3,432
Other liabilities	3,806	1,482
Total liabilities	164,598	91,972

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 36,949 and 36,267 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	193,758	189,725
Accumulated deficit	(76,703)	(62,884)
Accumulated other comprehensive loss	(783)	(443)
Total common stockholders’ equity	116,276	126,402
Non-controlling interests	737	1,028
Total stockholders’ equity	117,013	127,430
Total liabilities and stockholders’ equity	$281,611	$219,402

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net loss attributable to common stockholders	$(5,937)	$(3,734)	$(13,819)	$(9,182)
Depreciation and amortization of property and equipment	9,812	6,531	17,866	12,315
Income tax expense	82	155	286	303
Amortization of intangible assets	873	928	1,766	1,853
Stock-based compensation expense	2,099	1,851	3,934	3,368
Non-controlling interests	109	209	164	355
Interest and other (income) expense, net	(19)	18	1	(1)
Adjusted EBITDA	$7,019	$5,958	$10,198	$9,011

CONTACTS:

PRESS:

Katie O’Neill

Director, Communications

koneill@boingo.com

(310) 689-1163

INVESTORS:

Kimberly Orlando

Addo Communications

kimberlyo@addocommunications.com

(310) 829-5400